As filed with the Securities and Exchange Commission on May 12, 2000.

                                                          Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           RELIABILITY INCORPORATED
            (Exact name of registrant as specified in its charter)

              Texas                                         75-0868913
   (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                      Identification No.)

    16400 Park Row, Houston, Texas
        Post Office Box 218370                              77218-8370
(Address of Principal Executive Offices)                    (Zip Code)


                           RELIABILITY INCORPORATED
                  AMENDED AND RESTATED 1997 STOCK OPTION PLAN
                           (Full title of the plan)

                                Max T. Langley
                                16400 Park Row
                             Houston, Texas  77084
                    (Name and address of agent for service)

                                (281) 492-0550
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                        WINSTEAD SECHREST & MINICK P.C.
                            910 Travis, Suite 2400
                             Houston, Texas  77002
                            Attn:  Gail J. McDonald
                                (713) 650-2744

                        Calculation of Registration Fee

   Title of         Amount      Proposed       Proposed      Amount of
  securities         to be       maximum        maximum    registration
     to be       registered(1)  offering       aggregate        fee
  registered                    price per      offering
                                share(2)       price(2)

    Common          500,000      $4.289      $2,144,500.00    $566.15
     Stock         shares(3)

      (1) In the event of a stock dividend, stock split or similar transaction involving the Common Stock of the Company, in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover additional shares of Common Stock in accordance with Rule 416 of the Securities Act of 1933, as amended.
      (2)   Computed pursuant to Rule 457(h) and (c) based on the average of the high and low reported sales prices on May 8, 2000.
      (3)   These shares represent the additional shares which were added to the Plan pursuant to an amendment which was adopted by the Company's shareholders on April 26, 2000.

REGISTRATION OF ADDITIONAL SECURITIES


      This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 500,000 shares of common stock of Reliability Incorporated (the "Company"), no par value per share (the "Common Stock"), pursuant to an amendment to the Company's 1997 Stock Option Plan (the "Plan"). The Company previously registered 1,000,000 shares (as a result of a 2 for 1 stock split) of Common Stock for issuance pursuant to the Plan. The contents of the Registration Statement on Form S-8 (No. 333-26659) previously filed with the Securities and Exchange Commission ("Commission") on May 8, 1997, relating to the previous registration of shares are incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference.

      The following documents, and all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and shall be deemed to be a part hereof from the date of the filing of such documents:

      (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (File No. 0-7092);
      (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2000 (File No. 0-7092);
      (c) The Company's Current Report on Form 8-K dated February 15, 2000 (File No. 0-7092); and
      (d) Description of Capital Stock in the Company's Pre-Effective Amendment No. 1 to Form S-1 Registration Statement (File No. 33-63651, Filed October 27, 1995), describing the Company's Common Stock.

Item 8.  Exhibits

      Exhibit Number and Description

      (4) Instruments defining the rights of security holders, including indentures

            4.1 Specimen Stock Certificate. Reference is made to Exhibit 4.1 to the Company's Registration Statement Form S-8, filed on May 8, 1997, Registration No. 333-26659.
            4.2 Loan Agreement, dated as of July 1, 1995, between Reliability Incorporated and First Interstate Bank of Texas, N.A. Incorporated by reference to Exhibit 4.1 to the Company's Current Report on Form 8-K, dated March 11, 1997, File No. 0-7092.
            4.3 First Amendment to Loan Agreement, dated as of March 10, 1997, between Reliability Incorporated and Wells Fargo Bank (Texas) National Association. Incorporated by reference to
                  Exhibit 4.2 to the Company's Current Report on Form 8-K, dated March 11, 1997, File No. 0-7092.

      (5) Opinion re legality

            5.1 Opinion of Winstead, Sechrest & Minick P.C.

      (10) Material Contracts

            10.1 Reliability Incorporated Amended and Restated 1997 Stock Option Plan. Incorporated by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 0-7092.

      (23) Consents of experts and counsel

            23.1 Consent of Winstead Sechrest & Minick P.C. (included in its opinion filed as Exhibit 5.1)
            23.2 Consent of Ernst & Young LLP

      (24) Power of attorney (included on the signature page hereof)

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 12, 2000.


                                    RELIABILITY INCORPORATED


                                    By:  /s/ Larry Edwards
                                        Larry Edwards, President and
                                        Chief Executive Officer

                               POWER OF ATTORNEY


      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry Edwards, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      Signature               Title                         Date

/s/ Larry Edwards         Chairman of the Board of           May 12, 2000
Larry Edwards             Directors, President and
                          Chief Executive Officer
                          (Principal Executive Officer)

/s/ Max T. Langley        Senior Vice President and Chief    May 12, 2000
                          Financial Officer (Principal
                          Financial and Accounting Officer)

/s/ W. L. Hampton         Director                           May 12, 2000
W. L. Hampton

/s/ John R. Howard        Director                           May 12, 2000
John R. Howard

/s/ Thomas L. Langford    Director                           May 12, 2000
Thomas L. Langford

/s/ Philip Uhrhan         Director                           May 12, 2000
Philip Uhrhan

                                 Exhibit List


Exhibit

(4)   Instruments defining the rights of security holders, including indentures

      4.1 Specimen Stock Certificate.*
      4.2 Loan Agreement, dated as of July 1, 1995, between Reliability Incorporated and First Interstate Bank of Texas, N.A. *
      4.3 First Amendment to Loan Agreement, dated as of March 10, 1997, between Reliability Incorporated and Wells Fargo Bank (Texas) National Association. *

(5)   Opinion re legality

      5.1 Opinion of Winstead Sechrest & Minick P.C.

(10)  Material Contracts

      10.1  Reliability Incorporated Amended and Restated  1997  Stock  Option
            Plan.*

(23)  Consents of experts and counsel

      23.1 Consent of Winstead Sechrest & Minick P.C. (included in its opinion filed as Exhibit 5.1)
      23.2 Consent of Ernst & Young LLP

(24)  Power of attorney (included on the signature page hereof)



*  incorporated by reference























                                       7
S8May2k.doc